UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 9, 2013 at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Pharmacyclics, Inc. (the “Company”), the Company’s stockholders voted to approve an increase of 300,000 shares of common stock issuable under the Company’s Employee Stock Purchase Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting the following four matters were put forth to the stockholders to be voted on: (1) the election of seven (7) directors to serve until the 2014 annual meeting and until their successors are duly elected and qualified; (2) an amendment of the Company’s Employee Stock Purchase Plan to increase the maximum number of shares available for issuance under the Employee Stock Purchase Plan by an additional 300,000 shares; (3) a proposal to consider and approve an advisory resolution regarding the compensation of the Company’s named executive officers; and (4) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  All directors were elected, proposals two and three were approved and proposal four was ratified.

The total number of shares of Common Stock voted in person or by proxy at the 2013 Annual Meeting was 68,451,154, representing approximately 94.05% of the 72,778,875 shares outstanding and entitled to vote at the 2013 Annual Meeting.  Each of the matters submitted to a vote of the Company’s stockholders at the 2013 Annual Meeting was approved by the requisite vote of the Company’s stockholders.  Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable.

Nominee	For	Withheld	Broker Non-votes
Robert F. Booth, Ph.D.	59,167,684	1,095,365	8,188,105
Kenneth A. Clark	58,951,753	1,311,296	8,188,105
Robert W. Duggan	59,712,135	550,914	8,188,105
Eric H. Halvorson	60,019,232	243,817	8,188,105
Minesh P. Mehta, M.D.	60,179,814	83,235	8,188,105
David D. Smith, Ph.D.	60,156,434	106,615	8,188,105
Richard A. van den Broek	57,846,869	2,416,180	8,188,105

Proposal	For	Against	Abstain	Broker Non-Votes
Amendment of the Employee Stock Purchase Plan to increase the maximum number of shares available for issuance under the Employee Stock Purchase Plan by an additional 300,000 shares	59,976,843	259,517	26,689	8,188,105
Approval of an advisory resolution regarding the compensation of the Company’s named executive officers	60,056,091	161,955	45,003	8,188,105
Ratification of the appointment of PricewaterhouseCoopers LLP	68,143,002	265,520	42,632	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

May 14, 2013
PHARMACYCLICS, INC.

	By:	/s/ Robert W. Duggan
		Name:	Robert W. Duggan
		Title:	Chief Executive Officer